Amendment No. 2
                                       to
                               Employment Contract


     The Employment Contract between Justin Industries, Inc. and John S. Justin, Jr. dated December 14, 1994 ("Contract") is hereby amended as follows:

     1. Employee's term of employment under Paragraph 2 of the Contract is hereby extended to November 30, 1999.

     2. The minimum annual Salary to be paid to Employee under Paragraph 2 of the Contract shall be Six Hundred Twenty Thousand and No/100 Dollars ($620,000).

     Except as hereinabove amended, the Contract shall remain in force as originally written.

     Executed this 15th day of September, 1998.



                              JUSTIN INDUSTRIES, INC.


                              By: /S/ RICHARD J. SAVITZ
                                  Richard J. Savitz
                                  Vice President


                                  /S/ JOHN S. JUSTIN JR.
                                  John S. Justin, Jr.